SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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 indie Semiconductor, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INDIE SEMICONDUCTOR, INC.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2022

On May 2, 2022, indie Semiconductor, Inc. (“indie” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Pacific Time. As previously disclosed, the board of directors of the Company has fixed the close of business on April 25, 2022 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

In the Proxy Statement, the beneficial ownership information on pages 24-26 (including the table) overstates the number of shares owned by Thunder Bridge Acquisition II LLC (the “Sponsor”) and Gary A. Simanson and understates the number of shares owned by Peter Kight due to an inadvertent failure to adjust the number of shares distributed by the Sponsor to its members. The Company is providing this proxy statement supplement (this “Supplement”) solely to correct the number of shares beneficially owned by Peter Kight and to remove the Sponsor and Gary A. Simanson as greater than 5% holders from the beneficial ownership information.

Accordingly, the section entitled “Security Ownership of Certain Beneficial Owners and Management” that currently appears on pages 24-26 of the Proxy Statement is replaced in its entirety with the following:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth information regarding the beneficial ownership of our common stock by:

●	each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding Class A common stock and Class V common stock;
●	each of our named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all Class A common stock and Class V common stock that they beneficially own, subject to applicable community property laws.

Subject to the paragraph above, the percentage ownership of common stock is based on 116,946,311 shares of our Class A common stock and 30,119,808 shares of our Class V common stock deemed issued and outstanding as of April 25, 2022. Of the 116,946,311 shares of our Class A common stock deemed issued and outstanding as of April 25, 2022, 2,769,096 of such shares are the 1,725,000 Sponsor Escrow Shares and 1,044,095 of such shares are restricted shares of Class A common stock that are issued and are considered beneficially owned as of April 25, 2022 because such shares carry voting rights even though they are subject to forfeiture. The beneficial ownership information below excludes the shares underlying outstanding warrants, any shares issued upon the achievement of the earn-out in the Business Combination after April 25, 2022, and shares subject to outstanding grants or awards under the Equity Incentive Plan, except to the extent they are exercisable by the holder within 60 days of April 25, 2022 (in which case they are deemed outstanding for purposes of computing the beneficial ownership of the person holdings such securities, but are not deemed outstanding for purposes of computing the beneficial ownership of any other person).

Unless otherwise noted, the business address of each of the following entities or individuals is 32 Journey, Aliso Viejo, California 92656.

Name and Address of Beneficial Owner	Shares of Class A Common Stock	Shares of Class V Common Stock(1)	% of Total Common Stock(2)
Donald McClymont	669	6,301,506	4.3%
Ichiro Aoki	669	5,689,362	3.6%
Thomas Schiller(3)	1,814,011	-	1.2%
Scott Kee	669	5,559,514	3.9%
Steve Machuga(4)	190,875	-	*
Ellen Bancroft	31,947	-	*
David Aldrich	-	-	-
Diane Brink	-	-	-
Peter Kight(5)	2,000,000	-	1.4%
Karl-Thomas Neumann(6)	440,375	-	*
Jeffrey Owens	-	-	-
Sonalee Parekh	-	-	-
Diane Biagianti	-	-	-
All Executive Officers and Directors as a Group (12 persons):	3,479,215	17,550,382	14.3%

Greater than Five Percent Holders:
Anthem/MIC Strategic Partners LP(7)	13,428,297	-	9.1%
Walden CEL Global Fund I, L.P.(8)	11,074,996	-	7.5%
Bison Capital Partners IV, L.P.(9)	766,590	8,489,975	6.3%
Cezanne Investments Ltd(10)	8,023,072	-	5.5%

*	Represents less than 1% of the total voting power.

(1)	Holders owns Post-Merger indie Units and a corresponding number of shares of Class V common stock and will be entitled to one vote per share of Class V common stock. Subject to the terms of the Exchange Agreement, the Post-Merger indie Units are initially exchangeable for shares of Class A common stock on a one-for-one basis from and after December 10, 2021. Upon such exchange, the corresponding shares of Class V common stock will be cancelled.
(2)	Represents the combined percentage of beneficial ownership of Class A common stock and Class V common stock, which vote together as a single class.
(3)	Includes 286,110 restricted shares subject to vesting conditions.
(4)	Includes 52,125 restricted shares subject to vesting conditions.
(5)	Includes 1,000,000 Class A common shares acquired in the PIPE Financing and 1,000,000 additional shares of Class A common stock distributed by the Sponsor.
(6)	Includes 330,128 restricted shares subject to vesting conditions.
(7)	Consists of 13,428,297 shares held of record by Anthem/MIC Strategic Partners LP (“ASP”). Mr. Woodward, a former director of our Company, may be deemed to beneficially own the shares held by ASP as he is the managing member of Anthem Strategic Capital LLC, which is the general partner of ASP. Mr. Woodward disclaims beneficial ownership of the shares of ASP except to the extent of his beneficial interest therein. The address of ASP is 225 Arizona Street, Suite 200, Santa Monica, CA 90401.
(8)	Consists of shares issued in the Business Combination and held of record by Walden CEL Global Fund I, L.P. (“Walden”). Walden CEL Global Fund GP (I) LTD is the general partner of Walden and has sole voting and disposition over such shares. The address of Walden is 2550 Hanover Street, Palo Alto, CA 94304.
(9)	According to a Schedule 13G filed with the SEC on October 20, 2021 (“Bison 13G”), consists of shares held of record by Bison Capital Partners IV, L.P. (“Bison”). Bison Capital Partners IV GP, L.P. (“Bison IV GP”), is the general partner of Bison. Bison Capital Partners GP LLC (“Ultimate GP”), is the general partner of Bison IV GP. Bison, Bison IV GP and Ultimate GP share voting and dispositive power over these shares. Excludes Post-Merger indie Units, and also excludes Earn-out Shares issuable to Bison as an additional earn-out payment in connection with the Business Combination. According to the Bison 13G, Douglas Trussler, Yee-Ping Chu, Lou Caballero, Peter MacDonald and Andreas Hildebrand control Bison, Bison IV GP and Ultimate GP. Each of these individuals is employed by Bison Capital Asset Management, LLC, which is in the business of providing management services to Ultimate GP and its affiliates. Each of these individuals disclaims beneficial ownership in our securities held by Bison. The address of Bison, Bison IV GP and Ultimate GP is c/o Bison Capital Asset Management, LLC, 233 Wilshire Boulevard, Suite 425, Santa Monica, California 90401.
(10)	Consists of 8,023,068 shares of Class A common stock issued to Cezanne Investments Ltd as consideration for the Business Combination. Renato Portella has voting and dispositive power over the shares. The address of Cezanne Investments Ltd is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, The British Virgin Islands.

The Date of this Proxy Statement Supplement is June 3, 2022

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